Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENDO, INC.

(a Delaware corporation)

Endo, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is Endo, Inc.

2.	The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 2023, under the name “Endo, Inc.”.

3.	The Corporation has not yet received any payment for any of its stock and has no stockholders.

4.

This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) restates and amends the original certificate of incorporation of the Corporation. This Certificate of Incorporation has been duly adopted in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

5.	The text of the original certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Endo, Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 1,025,000,000 shares, of which 1,000,000,000 shall be designated as Common Stock, par value of $0.001 per share (“Common Stock”), and 25,000,000 shall be designated as Preferred Stock, par value of $0.001 per share (“Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (as it may be amended or amended and restated from time to time, including by the filing of any Preferred Stock Designation (as defined below), the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive any dividends to the extent permitted by law when, as and if declared by the board of directors of the Corporation (the “Board of Directors”).

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

Section 4.3 Preferred Stock. Preferred Stock may not be issued or designated prior to the Public Reporting Date. From and after the Public Reporting Date, the Preferred Stock may be issued from time to time in one or more series. Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), from and after the Public Reporting Date, the Board of Directors is hereby authorized to provide for the issuance of the shares of Preferred Stock in one or more series, and by causing the filing of a Preferred Stock Designation, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of each such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt, but subject to the rights of the holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to the Certificate of Incorporation.

Section 4.5 Non-Voting Equity Securities. Notwithstanding anything herein to the contrary, the Corporation shall not issue, and shall not have the power to issue, non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) may be amended or eliminated in accordance with applicable law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Size. During the 3-Director Period, the Board of Directors shall consist of three (3) directors. During the 6-Director Period, the Board of Directors shall consist of six (6) directors. During the 7-Director Period, the Board of Directors shall consist of seven (7) directors. From and after the Governance Sunset Date, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances and the provisions of Section 5.5, the Board of Directors shall consist of seven (7) directors or such other number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Whole Board. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 5.2 Governing Body During Initial Term. From the Reorganization Date until the earlier to occur of the first annual meeting of the stockholders of the Corporation following the Reorganization Date and the Public Reporting Date (the “Initial Term”), the Corporation shall be governed by a Board of Directors that shall be deemed the governing body of the Corporation pursuant to Section 141(a) of the DGCL, as follows.

(a) Composition. The Board of Directors shall be comprised of:

(i) one individual who must then be serving as the Chief Executive Officer of the Corporation in order to qualify as a director (during the Initial Term, the “Executive Director”). The Executive Director shall serve for a term expiring upon the earliest of (1) the next annual meeting of stockholders following his or her election, with the Executive Director to hold office until his or her successor shall have been duly elected and qualified, (2) the Executive Director ceasing to serve as the Chief Executive Officer of the Corporation, in which case such Executive Director shall cease to be qualified as, and no longer be, a director, or (3) his or her earlier death, incapacitation, resignation or removal. For purposes of this Certificate of Incorporation, a person shall be deemed “incapacitated” if the Board, in consultation with legal counsel, has determined that, by reason of mental or physical incapacity, such person is unable properly to manage or care for their own person or property, or both.

(ii) One individual who must be designated in a notice delivered to the Corporation by GoldenTree in order to qualify as a director (during the Initial Term, the “First Designated Director”). The First Designated Director shall serve for a term expiring upon the earliest of: (1) the next annual meeting of stockholders following his or her election, with the First Designated Director to hold office until his or her successor shall have been duly elected and qualified, (2) GoldenTree delivering a notice to the Corporation that it desires to designate a different individual as the First Designated Director, in which case such then-seated First Designated Director shall cease to be qualified as, and no longer be, a director, (3) solely if the First Designated Director is the Designated Selected Director, and solely if GoldenTree no longer owns the Larger Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such First Designated Director, in which case such First Designated Director shall cease to be qualified as, and no longer be, a director, (4) if GoldenTree no longer owns the Smaller Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such First Designated Director, in which case such First Designated Director shall cease to be qualified as, and no longer be, a director, or (5) his or her earlier death, incapacitation, resignation or removal.

(iii) One individual who must be designated in a notice delivered to the Corporation by GoldenTree, be an Independent Director, and not be an employee of GoldenTree in order to qualify as a director (during the Initial Term, the “Second Designated Director” and with the First Designated Director, the “Designated Directors”). The Second Designated Director shall serve for a term expiring upon the earliest of (1) the next annual meeting of stockholders following his or her election, with the Second Designated Director to hold office until his or her successor shall have been duly elected and qualified, (2) GoldenTree delivering a notice to the Corporation that it desires to designate a different individual as the Second Designated Director, in which case such then-seated Second Designated Director shall cease to be qualified as, and no longer be, a director, (3) solely if the Second Designated Director is the Designated Selected Director, and solely if GoldenTree no longer owns the Larger Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such Second Designated Director, in which case such Second Designated Director shall cease to be qualified as, and no longer be, a director, (4) if GoldenTree no longer owns the Smaller Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such Second Designated Director, in which case such Second Designated Director shall cease to be qualified as, and no longer be, a director, or (5) his or her earlier death, incapacitation, resignation or removal.

(iv)

(A) If the Corporation has received an Agreement Notice on or prior to the Reorganization Date, four individuals who must be included in such Agreement Notice in order to qualify as a director. Each such individual shall be deemed a Section 5.2(a)(iv)(B)(1) Director, Section 5.2(a)(iv)(B)(2) Director, or Section 5.2(a)(iv)(B)(3) Director, as set forth in the Agreement Notice, and shall serve for the term applicable to such Section 5.2(a)(iv)(B)(1) Director, Section 5.2(a)(iv)(B)(2) Director, or Section 5.2(a)(iv)(B)(3) Director set forth in Section 5.2(a)(iv)(B).

(B) If the Corporation has not received an Agreement Notice on or prior to the Reorganization Date:

(1) Two individuals who must, in order to qualify as a director, be (x) designated in a notice delivered to the Corporation and executed both by the members of the Initial NSC holding more than 50% of the Prepetition First Lien Indebtedness then held by all members of the Initial NSC (or, after the Reorganization Date, owning more than 50% of the shares of Common Stock issued pursuant to the Chapter 11 Plan with respect to such Prepetition First Lien Indebtedness and that continue to be owned by any members of the Initial NSC) and by the Required Consenting Global First Lien Creditors (or, after the Reorganization Date, the Required Consenting Global First Lien Creditors that continue to own any shares of Common Stock issued to them pursuant to the Chapter 11 Plan) and (y) an Identified Person (the “Section 5.2(a)(iv)(B)(1) Directors”). Each such individual shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election, with each such individual to hold office until his or her successor shall have been duly elected and qualified or (2) his or her earlier death, incapacitation, resignation or removal.

(2) One individual who must, in order to qualify as a director, be (x) designated in a notice delivered to the Corporation and executed both by the members of the Initial NSC holding more than 50% of the Prepetition First Lien Indebtedness then held by all members of the Initial NSC (or, after the Reorganization Date, owning more than 50% of the shares of Common Stock issued pursuant to the Chapter 11 Plan with respect to such Prepetition First Lien Indebtedness and that continue to be owned by any members of the Initial NSC) and, so long as Silver Point continues to own any shares of Common Stock issued to it pursuant to the Chapter 11 Plan, by Silver Point and (y) an Identified Person (the “Section 5.2(a)(iv)(B)(2) Director”). Such individual shall serve for a term expiring upon the earliest of (1) the next annual meeting of stockholders following his or her election, with such individual to hold office until his or her successor shall have been duly elected and qualified, (2) immediately prior to the next annual meeting of stockholders following his or her election, if Silver Point has not delivered a Silver Point Consent Notice (as defined below) with respect to the nomination for election of such Section 5.2(a)(iv)(B)(2) Director at such annual meeting, in which case such Section 5.2(a)(iv)(B)(2) Director shall cease to be qualified as, and no longer be, a director, or (3) his or her earlier death, incapacitation, resignation or removal.

(3) One individual who must, in order to qualify as a director, be (x) designated in a notice delivered to the Corporation and executed by the Required Consenting Other First Lien Creditors (or, after the Reorganization Date, the Required Consenting Other First Lien Creditors that continue to own any shares of Common Stock issued to them pursuant to the Chapter 11 Plan) and (y) an Identified Person (the “Section 5.2(a)(iv)(B)(3) Director”). Such individual shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election, with such individual to hold office until his or her successor shall have been duly elected and qualified or (2) his or her earlier death, incapacitation, resignation or removal.

(v) If, at any time after the Governance Sunset Date and prior to the end of the Initial Term, the Board of Directors shall consist of more than seven (7) directors (such additional directors, the “Additional Directors”), a number of individuals equal to the number of Additional Directors, who must be nominated by the Nominating Committee in order to qualify as a director. Each Additional Director shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election, with such individual to hold office until his or her successor shall have been duly elected and qualified or (2) his or her earlier death, incapacitation, resignation or removal. For the avoidance of doubt, if pursuant to Section 5.2(b), one or more Designated Directors are considered Additional Directors, then there may be Additional Directors notwithstanding that the Board of Directors does not consist of more than seven (7) directors.

(b) Changes to Composition. Notwithstanding the foregoing:

(i) Upon the time that GoldenTree no longer owns the Larger Minimum Amount:

(A) if the Designated Selected Director is the First Designated Director, then, except for purposes of Section 5.2(a)(ii)(3), (x) Section 5.2(a)(ii) shall cease to be applicable, (y) the number of Additional Directors shall increase by one and (z) the Designated Selected Director shall be considered an Additional Director; provided, however, that, in such case, Section 5.2(a)(ii)(3) shall be inapplicable as of the end of the Initial Term.

(B) if the Designated Selected Director is the Second Designated Director, then, except for purposes of Section 5.2(a)(iii)(3), (x) Section 5.2(a)(iii) shall cease to be applicable, (y) the number of Additional Directors shall increase by one and (z) the Designated Selected Director shall be considered an Additional Director; provided, however, that, in such case, Section 5.2(a)(iii)(3) shall be inapplicable as of the end of the Initial Term.

(ii) Upon the time that GoldenTree no longer owns the Smaller Minimum Amount, then, except for purposes of Section 5.2(a)(ii)(4) and Section 5.2(a)(iii)(4) (to the extent they are then still applicable), (x) Section 5.2(a)(ii) and Section 5.2(a)(iii) shall cease to be applicable (to the extent they are then still applicable), (y) the number of Additional Directors shall increase by one (if GoldenTree no longer owned the Larger Minimum Amount before it no longer owned the Smaller Minimum Amount) or two (if GoldenTree no longer owned the Larger Minimum Amount at the same time as it no longer owned the Smaller Minimum Amount), and (z) the Designated Directors shall be considered Additional Directors; provided, however, that, in such case, Section 5.2(a)(ii)(4) and Section 5.2(a)(iii)(4) shall be inapplicable as of the end of the Initial Term.

(c) Removal. Unless otherwise required by law, any director may be removed from office, with or without cause, by the affirmative vote of the stockholders holding at least a majority of the voting power of the capital stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by this Certificate of Incorporation, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply; provided, further, that, except with respect to the delivery of a Disqualification Notice as contemplated by Section 5.2(a)(ii) or Section 5.2(a)(iii) at any time prior to the first annual meeting of the stockholders of the Corporation following the time such Disqualification Notice could be delivered pursuant to Section 5.2(a)(ii) or Section 5.2(a)(iii), the Board of Directors shall not take any action to remove or disqualify any Designated Directors.

(d) Vacancy. Unless otherwise required by law or the other provisions of this Certificate of Incorporation, any vacancy on the Board of Directors resulting from any increase in the authorized number of directors or the death, resignation, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by the sole remaining director or by the stockholders; provided, however that, any individual appointed or elected to fill a vacancy must be qualified to fill the directorship that is vacant as contemplated by Section 5.2(a) (assuming, for this purpose, that, with respect to qualifications for directors included in Section 5.2(a)(iv), the qualifications set forth in Section 5.2(a)(iv)(B) are applicable regardless of whether the Corporation received an Agreement Notice on or prior to the Reorganization Date). Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified, or his or her earlier death, resignation, removal or disqualification.

(e) Nominations; Advance Notice.

(i) No individual may be nominated for election or reelection as a director if such individual is not qualified pursuant to Section 5.2(a).

(ii) No advance notice shall be required for nominations for the election of directors who would, if elected or reelected, be qualified as directors pursuant to Section 5.2(a).

(iii) Advance notice of business other than nominations to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws.

(f) Board of Director Action. Notwithstanding anything contained herein to the contrary, in the event that, as of the Reorganization Date, the number of directors then in office is less than seven (7), then, from and after the Reorganization Date and until the earliest of (x) the date that is ninety (90) days following the Reorganization Date, (y) the start of the 7-Director Period, and (z) the Governance Sunset Date (the “Fall-Away Date”), neither the Board of Directors nor any committee thereof shall have the power to take any action, and any action purportedly taken by the Board of Directors or any committee thereof (whether by written consent, at a duly held meeting or otherwise) shall be void ab initio (in each case, other than those approved contemporaneously with the Reorganization Date in accordance with the Chapter 11 Plan) unless, at least two (2) Business Days prior to any such action, the Corporation delivers to Golden Tree (at a time it owns at least the Smaller Minimum Amount) and Silver Point (at a time it owns at least the Smaller Minimum Amount) a written notice, describing in reasonable detail all actions that may be presented to the Board of Directors or such committee thereof for its review and approval.

(g) Inapplicability Following Initial Term. For this avoidance of doubt, this Section 5.2 shall be inapplicable as of and following the end of the Initial Term.

Section 5.3 Interim Period. If the Public Reporting Date does not occur prior to the end of the Initial Term, then from the end of the Initial Term until the Public Reporting Date (the “Interim Period”), the Corporation shall be governed by a Board of Directors who shall be deemed the governing body of the Corporation pursuant to Section 141(a) of the DGCL, as follows.

(a) Initial Composition. To the extent then in office, at the commencement of the Interim Period, (i) the Executive Director, First Designated Director and Second Designated Director, as identified in Section 5.2, shall be deemed the Executive Director, First Designated Director and Second Designated Director for purposes of this Section 5.3, (ii) the Section 5.2(a)(iv)(B)(2) Director, as identified in Section 5.2, shall be deemed the Silver Point Consented Director for purposes of this Section 5.3, and (iii) the Section 5.2(a)(iv)(B)(1) Directors, Section 5.2(a)(iv)(B)(3) Director and any Additional Directors shall be deemed General Directors for purposes of this Section 5.3.

(b) Composition. The Board of Directors shall be comprised of:

(i) One individual who must then be serving as the Chief Executive Officer of the Corporation in order to qualify as a director (during the Interim Period, the “Executive Director”). The Executive Director shall serve for a term expiring upon the earliest of (1) the next annual meeting of stockholders following his or her election, with the Executive Director to hold office until his or her successor shall have been duly elected and qualified, (2) the Executive Director ceasing to serve as the Chief Executive Officer of the Corporation, in which case such Executive Director shall cease to be qualified as, and no longer be, a director, or (3) his or her earlier death, incapacitation, resignation or removal.

(ii) One individual who must be designated in a notice delivered to the Corporation by GoldenTree in order to qualify as a director (during the Interim Period, the “First Designated Director”). The First Designated Director shall serve for a term expiring upon the earliest of: (1) the next annual meeting of stockholders following his or her election, with the First Designated Director to hold office until his or her successor shall have been duly elected and qualified, (2) GoldenTree delivering a notice to the Corporation that it desires to designate a different individual as the First Designated Director, in which case such then-seated First Designated Director shall cease to be qualified as, and no longer be, a director, (3) solely if the First Designated Director is the Designated Selected Director, and solely if GoldenTree no longer owns the Larger Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such First Designated Director, in which case such First Designated Director shall cease to be qualified as, and no longer be, a director, (4) if GoldenTree no longer owns the Smaller Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such First Designated Director, in which case such First Designated Director shall cease to be qualified as, and no longer be, a director, or (5) his or her earlier death, incapacitation, resignation or removal.

(iii) One individual who must be designated in a notice delivered to the Corporation by GoldenTree, be an Independent Director, and not be an employee of GoldenTree in order to qualify as a director (during the Interim Period, the “Second Designated Director” and with the First Designated Director, the “Designated Directors”). The Second Designated Director shall serve for a term expiring upon the earliest of (1) the next annual meeting of stockholders following his or her election, with the Second Designated Director to hold office until his or her successor shall have been duly elected and qualified, (2) GoldenTree delivering a notice to the Corporation that it desires to designate a different individual as the Second Designated Director, in which case such then-seated Second Designated Director shall cease to be qualified as, and no longer be, a director, (3) solely if the Second Designated Director is the Designated Selected Director, and solely if GoldenTree no longer owns the Larger Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such Second Designated Director, in which case such Second Designated Director shall cease to be qualified as, and no longer be, a director, (4) if GoldenTree no longer owns the Smaller Minimum Amount, then the time the Corporation receives a Disqualification Notice with respect to such Second Designated Director, in which case such Second Designated Director shall cease to be qualified as, and no longer be, a director, or (5) his or her earlier death, incapacitation, resignation or removal.

(iv) One individual who must be nominated by the Nominating Committee and consented to in a notice delivered to the Corporation and executed by Silver Point (a “Silver Point Consent Notice”), in order to qualify as a director (during the Interim Period, the “Silver Point Consented Director”). Such individual shall serve for a term expiring upon the earliest of (1) the next annual meeting of stockholders following his or her election, with such individual to hold office until his or her successor shall have been duly elected and qualified, (2) immediately prior to the next annual meeting of stockholders following his or her election, if Silver Point has not delivered a Silver Point Consent Notice with respect to the nomination for election of such Silver Point Consented Director at such annual meeting, in which case such Silver Point Consented Director shall cease to be qualified as, and no longer be, a director, or (3) his or her earlier death, incapacitation, resignation or removal. For the avoidance of doubt, the delivery of a Silver Point Consent Notice with respect to any election or appointment shall not be deemed consent with respect to any future election or appointment.

(v) Three individuals who must be nominated by the Nominating Committee in order to qualify as a director (during the Interim Period, the “General Directors”). Each General Director shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election, with such individual to hold office until his or her successor shall have been duly elected and qualified or (2) his or her earlier death, incapacitation, resignation or removal.

(c) Changes to Composition. Notwithstanding the foregoing:

(i) Upon the time that GoldenTree no longer owns the Larger Minimum Amount:

(A) if the Designated Selected Director is the First Designated Director, then, except for purposes of Section 5.3(b)(ii)(3), (x) Section 5.3(b)(ii) shall cease to be applicable, (y) the number of General Directors shall increase by one and (z) the Designated Selected Director shall be considered a General Director; provided, however, that, in such case, Section 5.3(b)(ii)(3) shall be inapplicable from and after the first annual meeting of the stockholders of the Corporation following the time that GoldenTree no longer owns the Larger Minimum Amount.

(B) if the Designated Selected Director is the Second Designated Director, then, except for purposes of Section 5.3(b)(iii)(3), (x) Section 5.3(b)(iii) shall cease to be applicable, (y) the number of General Directors shall increase by one and (z) the Designated Selected Director shall be considered a General Director; provided, however, that, in such case, Section 5.3(b)(iii)(3) shall be inapplicable from and after the first annual meeting of the stockholders of the Corporation following the time that GoldenTree no longer owns the Larger Minimum Amount.

(ii) Upon the time that GoldenTree no longer owns the Smaller Minimum Amount, then, except for purposes of Section 5.3(b)(ii)(4) and Section 5.3(b)(iii)(4) (to the extent they are then still applicable), (x) Section 5.3(b)(ii) and Section 5.3(b)(iii) shall cease to be applicable (to the extent they are then still applicable), (y) the number of General Directors shall increase by one (if GoldenTree no longer owned the Larger Minimum Amount before it no longer owned the Smaller Minimum Amount) or two (if GoldenTree no longer owned the Larger Minimum Amount at the same time as it no longer owned the Smaller Minimum Amount), and (z) the Designated Directors shall be considered General Directors; provided, however, that, in such case, Section 5.3(b)(ii)(4) and Section 5.3(b)(iii)(4) shall be inapplicable from and after the first annual meeting of the stockholders of the Corporation following the time that GoldenTree no longer owns the Smaller Minimum Amount.

(iii) Upon the time that Silver Point no longer owns the Smaller Minimum Amount, then Section 5.3(b)(iv) shall cease to be applicable, (y) the number of General Directors shall increase by one, and (z) the Silver Point Consented Director shall be considered a General Director.

(iv) If, at any time after the Governance Sunset Date and prior to the end of the Interim Period, the Board of Directors shall consist of more than seven (7) directors, and the additional directors are not Preferred Stock Directors (as defined below), then the number of General Directors will be increased by a number equal to the difference between the number of such additional authorized directorships and seven (7).

(d) Removal. Unless otherwise required by law, any director may be removed from office, with or without cause, by the affirmative vote of the stockholders holding at least a majority of the voting power of the capital stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by this Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply; provided, further, that, except with respect to the delivery of a Disqualification Notice as contemplated by Section 5.3(b)(ii) or Section 5.3(b)(iii) at any time prior to the first annual meeting of the stockholders of the Corporation following the time such Disqualification Notice could be delivered pursuant to Section 5.2(a)(ii) or Section 5.2(a)(iii), the Board of Directors shall not take any action to remove or disqualify any Designated Directors.

(e) Vacancy. Unless otherwise required by law or the other provisions of this Certificate of Incorporation (including any Preferred Stock Designation), any vacancy on the Board of Directors resulting from any increase in the authorized number of directors or the death, resignation, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by the sole remaining director or by the stockholders; provided, however, that any individual appointed or elected to fill a vacancy (other than a Preferred Stock Director) must be qualified to fill the directorship that is vacant as contemplated by Section 5.3(b). Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified, or his or her earlier death, resignation, removal or disqualification.

(f) Nominations; Advance Notice.

(i) No individual may be nominated for election or reelection as a director if such individual is not qualified pursuant to Section 5.3(b).

(ii) No advance notice shall be required for nominations for the election of directors who would, if elected or reelected, be qualified as directors pursuant to Section 5.3(b).

(iii) Advance notice of business other than nominations to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws.

(g) Inapplicability Other Than During Interim Period. For this avoidance of doubt, this Section 5.3 shall be inapplicable at any time other than the Interim Period.

Section 5.4 Governing Body After the Public Reporting Date. From and after the Public Reporting Date, the Corporation shall be governed by its Board of Directors as follows.

(a) Initial Composition. Upon the occurrence of the Public Reporting Date, all existing members of the Board of Directors shall continue as directors of the Corporation and shall no longer be deemed an Executive Director, Designated Directors, a Silver Point Consented Director or General Directors, as applicable, and the provisions of Section 5.2 and Section 5.3 shall no longer be applicable.

(b) Term of Office. All directors shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election, with such individual to hold office until his or her successor shall have been duly elected and qualified or (2) his or her earlier death, incapacitation, resignation or removal.

(c) Removal. Unless otherwise required by law, any director may be removed from office, with or without cause, by the affirmative vote of the stockholders holding at least a majority of the voting power of the capital stock outstanding and entitled to vote thereon; provided, however, that whenever the holders of any class or series are entitled to elect one or more directors by this Certificate of Incorporation (including any Preferred Stock Designation), with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply.

(d) Vacancy. Unless otherwise required by law or the other provisions of this Certificate of Incorporation (including any Preferred Stock Designation), any vacancy on the Board of Directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, and not by stockholders. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified.

(e) Advance Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in or contemplated by the Bylaws.

Section 5.5 Preferred Stock Directors. If, and at any time after the Public Reporting Date, the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV (including any Preferred Stock Designation) (a “Preferred Stock Director”), then notwithstanding anything to the contrary in this Certificate of Incorporation, upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Notwithstanding anything to the contrary in this Certificate of Incorporation, in case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such Preferred Stock Director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

Section 5.6 Quorum and Action.

(a) To the fullest extent permitted by law, including Section 141(a) of the DGCL, until the Public Reporting Date:

(i) a quorum for the transaction of business of the Board of Directors shall require the presence of (a) directors constituting at least a majority of the directors then in office; (b) directors constituting at least 1/3 of the Whole Board; and (c) so long as any Designated Directors are then in office, each such Designated Director; provided, however, that if a Designated Director fails to attend three successive duly called meetings of the Board of Directors and consequently a quorum is not available at such meetings, a quorum will not require the attendance of any such Designated Director solely for the next duly called meeting of the Board of Directors;

(ii) the affirmative vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors shall not designate any committees of the Board of Directors without the affirmative vote of a majority of the directors then in office;

(iii) subject to any requirements, including independence requirements, for any committee of the Board of Directors imposed by applicable law or by the applicable rules of any national securities exchange on which the shares of Common Stock may be listed or traded following a Listing and except as set forth in Section 5.7, (a) a quorum for the transaction of business of any committees of the Board of Directors shall require the presence of at least one Designated Director, and (b) any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting only if at least one Designated Director is then sitting on such committee; provided, however, this Section 5.6(a)(iii) shall be inapplicable with respect to any committee if either each Designated Director then in office is ineligible to serve on such committee pursuant to any requirements, including independence requirements, imposed by applicable law or by the applicable rules of any national securities exchange on which the shares of Common Stock may be listed or traded following a Listing or one or more of such Designated Directors is so eligible to serve on such committee and each such eligible Designated Director has declined, in his or her sole discretion, to serve on such committee; provided, further that if a Designated Director fails to attend three successive duly called meetings of any committee of the Board of Directors and consequently a quorum is not available at such meetings, a quorum will not require the attendance of any Designated Directors solely for the next duly called meeting of such committee;

(b) Prior to the Governance Sunset Date, the Corporation shall not take or approve any of the actions set forth in Section 3(b) of the Stockholders Agreement without the consent required by Section 3(b) of the Stockholders Agreement, and any such actions without such consent shall be void ab initio.

Section 5.7 Listing Committee. A committee of the Board of Directors (the “Listing Committee”) is designated by the adoption by the Board of Directors of this Section 5.7 and, as of the Reorganization Date shall be comprised of Paul Herendeen and Paul Efron, who are hereby designated as the initial members of the Listing Committee. The Listing Committee shall be comprised of at least two members. The Listing Committee may not be dissolved until, and shall be dissolved automatically upon, the Governance Sunset Date. The Listing Committee shall act solely by unanimous consent of its members. To the fullest extent permitted by law, the Listing Committee shall have the full power and authority of the Board of Directors to assess, consider and initiate any Public Reporting Event, including to cause the Corporation to undertake all actions that are necessary and appropriate to complete a Listing, or if acting unanimously and in good faith it determines to forego a Listing, to pursue one of a Resale Registration, an Exchange Act Registration or a Public Offering.

Section 5.8 Written Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

PUBLIC OFFERING

Section 6.1 Lack of Power. The Corporation shall not have the power to consummate a Public Offering, and such Public Offering shall be void ab initio, without the unanimous consent of (i) the Listing Committee, (ii) each stockholder (if any) that (A) owns greater than 7.5% of the shares of Common Stock outstanding as of the Reorganization Date and (B) continues to own greater than 7.5% of the shares of Common Stock outstanding as of the date of such consent, and (iii) the stockholder that owns the greatest number of shares of Common Stock of all the stockholders that own between 6.5% and 7.5% of the shares of Common Stock outstanding (if any) as of the date of such consent; provided, however, that if the stockholders in clauses (ii) and (iii) above do not unanimously agree to approve a Public Offering, then (x) all of the stockholders in clause (ii) plus (y) any additional stockholders, which, together with the stockholders in clause (ii), own in the aggregate 33% or more of the shares of Common Stock outstanding as of the date of such consent shall have the right to approve the Public Offering with the same effect as if the stockholders in clauses (ii) and (iii) had unanimously approved such Public Offering (subject to the unanimous consent of the Listing Committee).

Section 6.2 Sunset. This Article VI shall cease to apply, and be of no further force or effect, after the earlier of the Governance Sunset Date and the second anniversary of the Reorganization Date.

ARTICLE VII

ACTION BY WRITTEN CONSENT

Section 7.1 Action by Written Consent. Prior to the Public Reporting Date, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote by consent in accordance with Section 228 of the DGCL. From and after the Public Reporting Date, subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VIII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation: (a) may be called at any time by the Board of Directors; and (b) shall be called by the Chairperson of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that: (i) own, or who are acting as nominee on behalf of other persons who own, shares representing 50% or more of the voting power of the stock outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting as of the record date fixed in accordance with the Bylaws to determine who may deliver a written request to call the special meeting; and (ii) comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws. The foregoing provisions of this Article VIII shall be subject to the provisions of the Bylaws that limit the ability to make a request for a special meeting and that specify the circumstances pursuant to which a request for a special meeting will be deemed to be revoked. Except as otherwise required by law, special meetings of the stockholders of the Corporation may not be called by any other Person or Persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE IX

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation hereby expressly elects that it shall not be governed by, or otherwise subject to, Section 203 of the DGCL.

ARTICLE X

IPO REDEMPTION AND LOCK-UP

Section 10.1 Redemption in Connection with a Public Offering.

(a) Redemption Right. If the Corporation intends to consummate a Public Offering, then the Corporation shall provide its stockholders with an opportunity to indicate their interest in selling shares of Common Stock pursuant to the Public Offering in the manner set forth in the Stockholders Agreement. If, in connection with a Public Offering, the Listing Committee, in consultation with the underwriters managing such Public Offering, determines that the number of shares of Common Stock offered to be sold by the Corporation and other selling stockholders does not meet the minimum number of shares that (i) would maximize the price and liquidity of the Common Stock or (ii) satisfy the listing requirements of a national securities exchange on which the Corporation intends to list, then, unless prohibited by Delaware law governing distributions to stockholders, up to 15% of the then-outstanding shares of Common Stock (such percentage, as determined by the Board of Directors, the “Redemption Percentage”) may be redeemed by the Corporation (such redemption, a “Public Offering Redemption”), at a price per share in cash equal to the anticipated net proceeds per share of Common Stock to the Corporation, after payment of expected underwriting discounts and commissions, in the Public Offering (the “Redemption Price”). The shares of Common Stock to be redeemed in a Public Offering Redemption may be selected in such manner as the Board of Directors may deem fair and equitable; provided that, with respect to any stockholder, without the consent of such stockholder, the number of shares of Common Stock subject to such Public Offering Redemption shall not exceed a number equal to (i) the product of the number of shares of Common Stock owned by such stockholder immediately prior to such Public Offering multiplied by the Redemption Percentage, less (ii) the number of shares of Common Stock such stockholder agrees to sell in such Public Offering. The date of the consummation of such Public Offering Redemption shall be the closing date of the Public Offering or as soon thereafter as practicable (the “Redemption Date”); provided, for the avoidance of doubt, any such Public Offering Redemption shall not be effected if the applicable Public Offering is not consummated. Following the closing date of the Public Offering, the Corporation shall apply all of its assets to any such Public Offering Redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders.

(b) Redemption Notice. The Corporation shall send written notice of such Public Offering Redemption (the “Redemption Notice”) to each holder of record of Common Stock whose shares shall be redeemed in such Public Offering Redemption as promptly as possible prior to the expected Redemption Date. The Redemption Notice shall state: (i) the number of shares of Common Stock owned by the stockholder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (ii) the expected Redemption Date; (iii) the expected Redemption Price; and (iv) for owners of shares in certificated form, that the stockholder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Common Stock to be redeemed in such Public Offering Redemption.

(c) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Common Stock to be redeemed on such Redemption Date shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Common Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Common Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Common Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Common Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holder to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

Section 10.2 Lock-Up. To the extent not inconsistent with applicable law, in connection with a Public Offering, the holders of up to 100% (such percentage to be determined by the Listing Committee (or, in the absence of action by the Listing Committee, the Board of Directors) in consultation with the underwriters managing such Public Offering) of the Common Stock and any securities convertible into or exchangeable or exercisable for such Common Stock, shall not effect any sale, distribution, pledge or other disposition (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such Common Stock, or offer to sell, pledge or dispose, contract to sell, pledge or dispose (including any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of Common Stock, in each case, without prior written consent from the Listing Committee (or, in the absence of action by the Listing Committee, the Board of Directors) or the underwriters managing such Public Offering, beginning on a date determined by the Listing Committee (or, in the absence of action by the Listing Committee, the Board of Directors) and ending 180 days following such date (or such lesser period as determined by the Listing Committee (or, in the absence of action by the Listing Committee, the Board of Directors) in consultation with the underwriters managing such Public Offering); provided, that no holder shall be subject to lock-up restrictions on terms more restrictive than applicable to any other stockholder (including by having a greater percentage of the applicable securities owned by such holder subject to such lock-up restrictions than the percentage of the applicable securities owned by any other stockholder subject to such lock-up restrictions). For the avoidance of doubt, this Section 10.2 shall not apply in connection with a Listing, a Resale Registration or an Exchange Act Registration that does not also constitute a Public Offering.

ARTICLE XI

AMENDMENT

Section 11.1 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, prior to the Public Reporting Date: (i) the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of Common Stock shall be required to amend, repeal, or adopt any provision inconsistent with, the Specified Provisions, (ii) the affirmative vote of any stockholder materially adversely and disproportionately affected (solely in its capacity as a stockholder of the Corporation) by an amendment to, repeal of, or adoption of any provision inconsistent with, the Specified Provisions relative to other stockholders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as stockholders of the same class(es) of capital stock of the Corporation) shall be required to so amend, repeal, or adopt any provision inconsistent with, such Specified Provision, (iii) and prior to the time that GoldenTree no longer owns the Smaller Minimum Amount, any amendment to, repeal of, or adoption of any provision inconsistent with, the GoldenTree Provisions, shall require the affirmative vote of GoldenTree, (iv) and prior to the time that Silver Point no longer owns the Smaller Minimum Amount, any amendment to, repeal of, or adoption of any provision inconsistent with, the Silver Point Provisions, shall require the affirmative vote of Silver Point, (vi) and prior to the end of the Initial Term, any amendment to the definition of Required Consenting Global First Lien Creditor shall require the written consent of each Consenting First Lien Creditor that continues to own any shares of Common Stock issued to it pursuant to the Chapter 11 Plan, and (vii) and prior to the end of the Initial Term, any amendment to the definition of Required Consenting Other First Lien Creditor shall require the written consent of each Consenting Other First Lien Creditor that continues to own any shares of Common Stock issued to it pursuant to the Chapter 11 Plan.

Section 11.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted.

ARTICLE XII

LIABILITY OF DIRECTORS AND OFFICERS

Section 12.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Section 12.2 Definitions.

(a) All references in this Article XII to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision of this Certificate of Incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the DGCL.

(b) All references in this Article XII to an officer shall mean only a person who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of the Corporation pursuant to Section 3114(b) of Title 10 of the Delaware Code (for purposes of this sentence only, treating residents of Delaware as if they were nonresidents to apply Section 3114(b) of Title 10 of the Delaware Code to this sentence).

Section 12.3 Amendment or Repeal. Any amendment, repeal or elimination of this Article XII, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article XII, shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination.

ARTICLE XIII

FORUM FOR ADJUDICATION OF DISPUTES

Section 13.1 Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or its current or former directors, officers or other employees, or stockholders arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation or its current or former directors, officers or other employees, or stockholders governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware); provided, however, that if the designation of such courts as the sole and exclusive forum for a claim or action referred to in the foregoing clauses (i) through (iv) would violate applicable law, then the United States District Court for the District of Delaware shall be the sole and exclusive forum for such claim or cause of action. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any Person purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV

DEFINITIONS

In addition to the definitions contained elsewhere in this Certificate of Incorporation, for purposes of this Certificate of Incorporation, the following terms shall have the meanings set out below.

Section 14.1 “3-Director Period” means the period of time from the Reorganization Date until the earlier of the first time that there are at least two (2) directors then in office and the Governance Sunset Date; provided that there shall be no 3-Director Period if on the Reorganization Date there are at least two (2) directors in office.

Section 14.2 “6-Director Period” means the period of time from the later of the Reorganization Date and the first time that there are at least two (2) directors then in office until the earlier of the first time that there are at least three (3) directors then in office and the Governance Sunset Date; provided that there shall be no 6-Director Period if either (y) on the Reorganization Date there are at least three (3) directors then in office or (z) at the first time that there are at least two (2) directors then in office, there are also at least three (3) directors then in office.

Section 14.3 “7-Director Period” means the period of time from the later of the Reorganization Date and the first time that there are at least three (3) directors in office until the Governance Sunset Date.

Section 14.4 “Ad Hoc First Lien Group” has the meaning set forth in the RSA.

Section 14.5 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including the primary investment manager or advisor of any Institutional Investor or any Affiliate thereof); provided, however, that for purposes of this Certificate of Incorporation, (i) no Person that is a stockholder of the Corporation as of the Reorganization Date shall be deemed an Affiliate of the Corporation or any of its Subsidiaries and (ii) the Corporation and its Subsidiaries shall not be deemed an Affiliate of a Person that is a stockholder of the Corporation as of the Reorganization Date.

Section 14.6 “Agreement Notice” means a notice signed by GoldenTree memorializing on behalf of the Initial NSC indicating a determination that, following the engagement of a Search Firm, the Initial NSC has agreed upon the identity of four additional individuals as directors, which notice shall identify such individuals and state whether such individuals should be considered a Section 5.2(a)(iv)(B)(1) Director, Section 5.2(a)(iv)(B)(2) Director, or Section 5.2(a)(iv)(B)(3) Director, as applicable, for purposes of filling any vacancies during the Initial Term and for purposes of Section 5.2(a)(iv)(b)(2)(2).

Section 14.7 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq.

Section 14.8 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases.

Section 14.9 “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

Section 14.10 “Bylaws” means the bylaws of the Corporation.

Section 14.11 “Cash Collateral Order” means the Amended Final Order in connection with the Chapter 11 Cases (I) Authorizing Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Secured Parties; (III) Modifying Automatic Stay; and (IV) Granting Related Relief, as may be amended from time to time and as entered by the Bankruptcy Court.

Section 14.12 “Chapter 11 Cases” means the Debtors’ chapter 11 cases pending under chapter 11 of the Bankruptcy Code.

Section 14.13 “Chapter 11 Plan” means that certain Joint Chapter 11 Plan of Reorganization of the Debtors filed with the Bankruptcy Court in connection with the Chapter 11 Cases.

Section 14.14 “Close of Business” means, with respect to any Business Day, 6:00 p.m. Eastern Time on such Business Day.

Section 14.15 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

Section 14.16 “Consenting First Lien Creditor” has the meaning set forth in the RSA.

Section 14.17 “Consenting Other First Lien Creditor” has the meaning set forth in the RSA.

Section 14.18 “control”, including the terms “controlling” “controlled by” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or investment policies and decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

Section 14.19 “Debtors” means Endo International plc and its affiliated debtors in the Chapter 11 Cases.

Section 14.20 “Designated Selected Director” means the Designated Director identified as the “Designated Selected Director” in a notice delivered by GoldenTree to the Corporation; provided, however, if no such notice has been provided, the Designated Selected Director shall be the Designated Director whose last name starts alphabetically closest to the letter “A”; provided further that GoldenTree may change the Designated Selected Director by delivering a subsequent notice to the Corporation.

Section 14.21 “Disqualification Notice” means notice that a majority of the members of the Board of Directors then in office has determined that a Designated Director no longer qualifies as a director.

Section 14.22 “Exchange Act” means the Securities Exchange Act of 1934.

Section 14.23 “Exchange Act Registration” means registration of the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act.

Section 14.24 “GoldenTree” means GoldenTree Asset Management LP and its Affiliates, collectively; provided, however, that, any notice required to be provided by GoldenTree under this Certificate of Incorporation may be provided by GoldenTree Asset Management LP or any of its Affiliates.

Section 14.25 “GoldenTree Provisions” means (i) Section 5.1, Section 5.2(a)(ii), Section 5.2(a)(iii), Section 5.2(b), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.3(a), Section 5.3(b)(ii), Section 5.3(b)(iii), Section 5.3(c), Section 5.3(e), Section 5.3(f), and Section 11.1, (ii) any provisions of this Certificate of Incorporation that are dependent upon or otherwise reference the provisions set out in subclause (i) of this definition and (iii) this definition of “GoldenTree Provisions” and any definitions contained in this Article XIV utilized in the provisions set out in subclauses (i) and (ii) of this definition.

Section 14.26 “Governance Sunset Date” means the earlier to occur of (i) the first date on which neither GoldenTree nor Silver Point own the Smaller Minimum Amount or (ii) the Public Reporting Date.

Section 14.27 “Identified Person” means an individual vetted by the Search Firm and, to the extent it was commercially reasonable to do so prior to the end of the Initial NSC’s selection process, identified as part of the Initial NSC’s selection process.

Section 14.28 “Independent Director” means an individual who has no material relationship with GoldenTree, either directly or indirectly, including as a partner, stockholder or officer of GoldenTree.

Section 14.29 “Initial NSC” means a group of Persons (and not a committee of the Board of Directors) established by the Consenting First Lien Creditors with responsibility for the determining the qualification of certain individuals for the initial Board of Directors and comprised of (a) Consenting Other First Lien Creditors holding over $225 million of Prepetition First Lien

Indebtedness through the earlier of the completion of the Initial NSC’s selection process and the Reorganization Date and (b) the members of the steering committee of the Ad Hoc First Lien Group as of immediately prior to March 24, 2023, holding over $100 million of Prepetition First Lien Indebtedness through the earlier of the completion of the Initial NSC’s selection process and the Reorganization Date.

Section 14.30 “Institutional Investor” means any Person, other than an individual, that is (or is advised by a Person that is) engaged primarily in the business of forming, managing and operating private equity, debt, mezzanine or venture capital funds, other investment funds or similar businesses or that is an investment company, pension plan or insurance company or similar financial institution, whether as a direct or indirect investor.

Section 14.31 “Larger Minimum Amount” means fifteen percent (15%) of the then-issued and outstanding shares of Common Stock, calculated on a fully diluted basis (but excluding any shares of Common Stock or other securities issued pursuant to the Management Incentive Plan if subject to any restriction or condition on vesting or similar restriction or condition)

Section 14.32 “Listing” means a U.S. national securities exchange admitting the Common Stock for trading, whether or not in connection with a direct listing of the shares of Common Stock with such exchange.

Section 14.33 “Management Incentive Plan” has the meaning set forth in the Stockholders Agreement.

Section 14.34 “Nominating Committee” means a committee of the Board of Directors constituted to nominate individuals as members of the Board of Directors.

Section 14.35 “own” solely for applying the terms of this Certificate of Incorporation (including determining whether a Person is a stockholder or the number of shares “owned” by a Person (and not, for the avoidance of doubt, for purposes of determining voting rights of a Person)) means that the relevant shares are owned of record by such Person or are owned beneficially by such Person and held either in a voting trust or by a nominee (such as the Depository Trust Company or its nominee) on behalf of such Person; provided that, for purposes of Article VIII, “own” has the meaning set forth in the Bylaws.

Section 14.36 “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

Section 14.37 “Prepetition First Lien Indebtedness” has the meaning set forth in the Cash Collateral Order.

Section 14.38 “Public Offering” means a firm commitment underwritten initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, that occurs prior to or substantially concurrently with another Public Reporting Event.

Section 14.39 “Public Reporting Date” means the first date on which a Public Reporting Event occurs.

Section 14.40 “Public Reporting Event” means the earliest of (i) a Listing, (ii) a Resale Registration, (iii) an Exchange Act Registration or (iv) a Public Offering, in each case that results in the Corporation having periodic reporting obligations to the Commission; provided, that, any event identified in clauses (i), (ii), or (iii) that occurs in connection with, or as part of a series of events related to, a Public Offering, will be deemed to occur upon the closing of such Public Offering.

Section 14.41 “Reorganization Date” means April 23, 2024.

Section 14.42 “Required Consenting Global First Lien Creditors” has the meaning set forth in the RSA.

Section 14.43 “Required Consenting Other First Lien Creditors” has the meaning set forth in the RSA.

Section 14.44 “Resale Registration” means the effectiveness of a resale registration statement under the Securities Act with respect to the resale of all or a portion of the shares of Common Stock issued pursuant to the Chapter 11 Plan.

Section 14.45 “RSA” means the Restructuring Support Agreement, by and between the Debtors and the Consenting First Lien Creditors (as defined therein), dated as of August 16, 2022 [Docket No. 20], as subsequently amended by the Amended and Restated Restructuring Support Agreement filed with the Bankruptcy Court on March 24, 2023 [Docket No. 1502], the Second Amended and Restated Restructuring Support Agreement filed with the Bankruptcy Court on December 28, 2023 [Docket No. 3482], and any future amended and/or restated versions thereof.

Section 14.46 “Search Firm” means an executive search and leadership consulting firm selected by the Initial NSC.

Section 14.47 “Securities Act” means the Securities Act of 1933.

Section 14.48 “Silver Point” means Silver Point Capital L.P. and its Affiliates, collectively; provided, however, that, any notice required to be provided or executed by Silver Point under this Certificate of Incorporation may be provided by Silver Point Capital L.P. or any of its Affiliates.

Section 14.49 “Silver Point Provisions” means (i) Section 5.1, Section 5.2(a)(iv)(B)(2), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.3(a), Section 5.3(b)(iv), Section 5.3(c), Section 5.3(e), Section 5.3(f), and Section 11.1, (ii) any provisions of this Certificate of Incorporation that are dependent upon or otherwise reference the provisions set out in subclause (i) of this definition and (iii) this definition of “Silver Point Provisions” and any definitions contained in this Article XIV utilized in the provisions set out in subclauses (i) and (ii) of this definition.

Section 14.50 “Smaller Minimum Amount” means five percent (5%) of the then-issued and outstanding shares of Common Stock, calculated on a fully diluted basis (but excluding any shares of Common Stock or other securities issued pursuant to the Management Incentive Plan if subject to any restriction or condition on vesting or similar restriction or condition).

Section 14.51 “Specified Provisions” means any provisions of this Certificate of Incorporation that by their terms are inapplicable after the occurrence of the Public Reporting Date (whether such inapplicability occurs on or before such Public Reporting Date) and any definitions contained in this Article XIV utilized in such provisions.

Section 14.52 “Stockholders Agreement” means the Stockholders’ Agreement entered into as of the Reorganization Date by and among the Corporation and the other parties thereto.

Section 14.53 “Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person as of the date on which, or at any time during the period for which, the determination of Subsidiary status is being made.

Section 14.54 “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Stockholders Agreement. Notwithstanding anything in this Certificate of Incorporation to the contrary, prior to the earlier of the termination of the Stockholders Agreement and a Public Reporting Event:

(a) (i) the Corporation is not authorized to engage in any act or activity that would constitute a breach by the Corporation of the Stockholders Agreement, including by any amendment to this Certificate of Incorporation (whether directly or indirectly by merger, consolidation, statutory conversion, transfer, domestication, continuance, or otherwise) and (ii) the Corporation shall lack the power to engage in any such act or activity, which shall be void ab initio unless (in the case of either of clauses (i) or (ii)) such act or activity is approved, or ratified after such act or activity occurs (in which case, such act or activity shall no longer be deemed void ab initio), by the party to the Stockholders Agreement entitled to the benefit of such provision. For the avoidance of doubt, a breach of the Stockholders Agreement shall not occur if an act or activity would constitute a breach of a contractual right of one or more of the parties to the Stockholders Agreement and such right has been waived (either by a limited waiver or otherwise) by such parties; and

(b) except with the prior consent of the Board of Directors, no stockholder (such as the Depository Trust Company or its nominee) who owns shares of stock of record as a nominee on behalf another Person who has not executed the Stockholders Agreement or a Joinder (as defined in the Stockholders Agreement) or is not otherwise a party thereto, shall be entitled to any votes for any share of Common Stock so held as nominee on behalf of such other Person until such time as such other Person has executed and delivered to the Corporation a Joinder or otherwise become a party to the Stockholders Agreement.

Section 15.2 Severability. The provisions of this Certificate of Incorporation shall be deemed severable. The illegality, invalidity or unenforceability of any provision hereof shall not affect the legality, validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Certificate of Incorporation shall be interpreted in such manner as to be legal, valid and enforceable under applicable law, but if any provision of this Certificate of Incorporation, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, the remainder of this Certificate of Incorporation and the application of such provision to other Persons or circumstances shall, to the fullest extent permitted by law, not be affected by such illegality, invalidity or unenforceability.

Section 15.3 Interpretation. Unless the context requires otherwise: (a) references to Articles, Sections, paragraphs and clauses in this Certificate of Incorporation refer to Articles, Sections, paragraphs and clauses of this Certificate of Incorporation; (b) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; and (c) all references to “outstanding” shares shall include only those shares issued and outstanding as of the particular date of reference and not subject to any vesting (or similar) condition and, for the avoidance of doubt, shall (i) not be calculated on a fully diluted basis unless expressly required to be so calculated and (ii) except with respect to any voting requirement set out herein, exclude any shares of Common Stock or other securities issued pursuant to the Management Incentive Plan if subject to any restriction or condition on vesting or similar restriction or condition. Prior to the Public Reporting Date, to the fullest extent permitted by law, the Board of Directors shall have the power and authority to interpret this Certificate of Incorporation and all such interpretations made by the Board of Directors in good faith shall be final, conclusive and binding.

Section 15.4 Facts Ascertainable. When the terms of this Certificate of Incorporation refer to a specific agreement or other document (including, for the avoidance of doubt, the RSA, Chapter 11 Plan, Cash Collateral Order, Bylaws or Stockholders Agreement) or a decision by any body or Person that determines the meaning or operation of a provision hereof that is then operative, the Secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. In addition, the Corporation shall provide prompt notice of any amendment to any such agreement or document to its stockholders; provided, however, that if the Common Stock is then listed on a national securities exchange, such notice may be deemed given if disclosed in a document publicly filed by the Corporation with the Commission pursuant to § 13, § 14 or § 15(d) (15 U.S.C. § 78m, § 77n or § 78o(d)) of the Exchange Act, or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. Unless otherwise expressly provided in the Certificate of Incorporation, a reference to any specific agreement or other document (including, for the avoidance of doubt, the RSA, Chapter 11 Plan, Cash Collateral Order, Bylaws or Stockholders Agreement) shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

Section 15.5 Notices. Any reference in this Certificate of Incorporation to delivery of notice to the Corporation shall mean delivery of notice in writing, and such notice shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Secretary of the Corporation, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally recognized, overnight, air courier or (iv) when delivered or, if sent after the Close of Business or if sent by email (with confirmation of delivery, which may be electronic), on the following Business Day, in each case, to the principal address of the Corporation or to such other address (including email address) as may be designated in writing by the Corporation. For the avoidance of doubt, this Section 15.5 shall not apply to delivery of any agreement, document or notice under the Bylaws (including, for the avoidance of doubt, any “record date request notice” or “special meeting request” (as such terms are defined in the Bylaws)).

Section 15.6 Subcommittees. The provisions of Section 5.2(f) and Section 5.6(a)(iii) applicable to committees of the Board of Directors shall apply, mutatis mutandis, to subcommittees thereof.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 23rd day of April, 2024.

By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Executive Vice President and
Chief Legal Officer

[Signature Page to A&R Certificate of Incorporation of Endo, Inc.]